UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2008 (October 3, 2008)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On October 7, 2008, the company announced that its subsidiary, Kaman Industrial Technologies Corporation, has acquired Industrial Rubber & Mechanics, Inc. (“INRUMEC”) of Puerto Rico.  INRUMEC, founded in 1963, is a distributor of fluid power products; industrial and hydraulic hoses; belting and conveyer systems; pipe, tube, fittings and valves; and packaging machinery to such diverse markets as food, beverage, pharmaceutical, cement and aggregate.  The company is also a manufacturer of hydraulic hose assemblies for the same end markets. The company has a branch and regional distribution facility in Gurabo as well as branches located in Bayamón, Ponce and Mayaguez.  The company has annual sales of approximately $13 million. Please see the press release attached as Exhibit 99.1 issued on October 7, 2008 regarding the transaction.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.
Exhibit 99.1	Press Release of the Company dated October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: October 7, 2008

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description
Exhibit 99.1	Press release dated October 7, 2008.	Attached